UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 12, 2011

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code  609-452-4440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On May 12, 2011, the Board of Directors elected Brian H. Nutt to the position of Principal Accounting Officer.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders of Covance was held on May 12, 2011. The below proposals are described in detail in the 2011 Proxy Statement.  The final results were as follows:

Two Class II members of the Board of Directors were reelected, with the following votes cast:

Nominee	For	Withheld
Gary E. Costley	50,205,689	975,234
Sandra L. Helton	50,710,675	470,248

The shareholders approved an advisory vote relating to Executive Compensation, with the following votes cast:

For	Against	Abstained	Broker-NonVotes
41,404,359	9,611,613	164,951	4,696,942

The shareholders approved an advisory vote for Every One Year as the frequency with which shareholders are to be provided an advisory vote on Executive Compensation, with the following votes cast:

Every One Year	Every Two Years	Every Three Years	Abstained	Broker-NonVotes
38,765,334	129,491	12,208,390	77,708	4,696,942

In light of the voting results on the above matter, which were consistent with the recommendation of the Company’s Board of Directors, Covance has determined that it will adopt a policy of holding a non-binding advisory vote on executive compensation once each year until the Company holds its next non-binding advisory vote on the frequency of the non-binding advisory vote on executive compensation, which must occur at least every six years.

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors, with the following votes cast:

For	Against	Abstained
54,173,910	1,643,578	60,377

The shareholders rejected a shareholder proposal relating to annual reporting to shareholders on measures taken relating to USDA citations under the Animal Welfare Act, with the following votes cast:

For	Against	Abstained	Broker-NonVotes
2,609,437	38,973,680	9,597,806	4,696,942

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date:	May 18, 2011	/s/ William E. Klitgaard
		Name:	William E. Klitgaard
		Title:	Corporate Senior Vice President
and Chief Financial Officer